INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in the registration statement on Form S-3 of Medical Dynamics, Inc. of our report dated November 20, 1997, on our audits of the consolidated financial statements of Medical Dynamics, Inc. as of September 30, 1997, and for each of the two years in the period ended September 30, 1997, which report is included in the Company's Annual Report on Form 10-KSB.


HEIN + ASSOCIATES LLP

Denver, Colorado
November 3, 1998



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